POWER OF ATTORNEY

            The undersigned hereby constitutes and appoints Jason N. Zimmer and Betty J. Zabratanski his/her true and lawful attorneys-in-fact to:

1)      execute for and on behalf of the undersigned a Form 3, Form 4, Form 5 and/or Form 144 (the "Form") in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules thereunder as filed with the Securities and Exchange Commission;

2)      do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of such form and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

3)      take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all interests and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be effective on the 13th day of April, 2011 ("Effective Date") and continuing until the earlier of April 25, 2012 or the termination of employment with United States Cellular Corporation of the particular Attorney-in-Fact.

/s/ Carter Elenz
Carter Elenz United States Cellular Corporation Executive Vice President Sales and Customer Service 8410 West Bryn Mawr Chicago, Illinois 60631

SUBSCRIBED AND SWORN TO BEFORE ME

THIS ____ DAY OF APRIL, 2011

____________________________________         (SEAL)

Notary Public